A. O. SMITH CORPORATON
NEWS RELEASE                                    For further information contact:
--------------------------------------------------------------------------------
MEDIA INQUIRES:        ANALYST/INVESTOR INQUIRES:         A.O. Smith Corporation
Edward J. O' Connor    Craig Watson                              P.O. Box 245008
414-359-4100           414-359-4009                    Milwaukee, WI  53224-9508
                                                                    414-359-4000
                                                                       NYSE: AOS

FOR IMMEDIATE RELEASE
October 14, 2003

A. O. Smith announces third quarter earnings of $.20 per share

     Milwaukee, Wis.--A. O. Smith Corporation (AOS-NYSE) today announced third quarter net earnings of $6.0 million or $.20 per share, in line with the estimate announced in September but lower than third quarter 2002 net earnings of $10.0 million or $.34 per share.

     Sales for the quarter ended Sept. 30 were $356.4 million, $4 million higher than sales for the same period last year.

     For the first nine months of 2003, net earnings for the Milwaukee-based manufacturer of electric motors and water heaters were $39.6 million, compared with $40.1 million earned during the same period of 2002. Revenues for the nine-month period were $1.16 billion compared with 2002 nine-month revenues of $1.11 billion.

     As indicated in its Sept. 24 press release, the company incurred costs in the third quarter due to timing delays and disruptions, as both of its businesses undertook significant transitions. These transitions included the transfer of electric motor production to lower-cost facilities in Mexico and China, as well as the introduction of flammable vapor resistant water heaters.

     According to Robert J. O'Toole, chairman and chief executive officer, "While we are disappointed in our financial performance in the third quarter, we are pleased in achieving major milestones in both businesses. We expect to begin receiving the benefits of these efforts in the fourth quarter and to be fully on track with our long-term strategic direction by year-end."

                                     -more-

A. O. Smith Earnings add 1

     The company also announced that it has entered into a letter of intent to acquire the assets of Taicang Special Motor Co., Ltd., near Shanghai. Taicang will serve to expand the company's China manufacturing capability to include hermetic motors. The transaction is expected to be completed in the fourth quarter.

Electrical Products

     Third quarter sales of $201.2 million were modestly higher than third-quarter 2002 sales of $197.5 million. Operating earnings of $9.6 million were $700,000 lower than the same period in 2002, due to expenses in relocating production to lower-cost facilities, which adversely impacted manufacturing costs and finished goods inventories.

Water Systems

     Water Systems' sales of $155.2 million were flat compared with the third quarter of 2002. Higher sales in China, coupled with price increases related to steel costs and newly launched products, were offset by lower unit sales of residential and commercial water heaters. Operating profit of $7.9 million was approximately $5.5 million lower than the third quarter of 2002 as a result of one-time manufacturing and freight costs due to the flammable vapor resistant product launch.

Outlook

     "As we indicated in our Sept. 24 press release, we expect earnings for 2003 to range between $1.75 and $1.80 per share. This reduction from our previous forecast was due to the disruptions in the third quarter and efforts to reduce electric motor inventory in the fourth quarter," O'Toole commented. "We expect these implementation difficulties to be behind us as we enter 2004. Accordingly, we expect earnings per share to be in line with our strategic plan, in a range of $2.40 to $2.60 per share." A. O. Smith Corporation will broadcast a live conference call beginning at 9:30 a.m. (Eastern Time) today. The call can be heard on the company's web site,

                                     -more-

A. O. Smith Earnings add 2

www.aosmith.com. An audio replay of the call will be available on the company's web site after the live event.

Forward-looking statements

     This release contains statements that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "continue," or words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Factors that could cause such a variance include the following: instability in the company's electric motor and water products markets; inability to generate the synergistic cost savings from the acquisition of State Industries; the inability to implement cost-reduction programs; adverse changes in general economic conditions; significant increases in raw material prices; competitive pressures on the company's businesses; and the potential that assumptions on which the company based its expectations are inaccurate or will prove to be incorrect.

     Forward-looking statements included in this press release are made only as of the date of this release, and the company is under no obligation to upgrade these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

     A. O. Smith Corporation, headquartered in Milwaukee, Wis., is one of North America's largest manufacturers of electric motors and a leading marketer and manufacturer of commercial and residential water heating equipment. The company employs approximately 17,000 people at facilities in the United States, Canada, China, England, Hungary, Ireland, Mexico, and the Netherlands.

                    A. O. SMITH CORPORATION AND SUBSIDIARIES
                 (condensed consolidated financial statements -
                  dollars in millions, except per share data)

                              Statement of Earnings

                                                              Three Months ended                      Nine Months ended
                                                                 September 30                            September 30
                                                       ---------------------------------        -------------------------------
                                                            2003               2002                2003                2002
                                                       --------------      -------------        -----------        ------------
Electrical Products                                 $          201.2    $         197.5     $        641.9     $         612.9
Water Systems                                                  155.2              154.9              520.0               497.7
                                                       --------------      -------------        -----------        ------------
Net sales                                                      356.4              352.4            1,161.9             1,110.6

Cost of products sold                                          294.9              286.1              938.4               885.9
                                                       --------------      -------------        -----------        ------------
   Gross profit                                                 61.5               66.3              223.5               224.7

Selling, general and administrative                             48.8               48.3              154.5               151.7
Interest expense                                                 3.1                3.2                9.0                11.1
Other (income) / expense                                         0.3              (0.1)                0.6                 0.6
                                                       --------------      -------------        -----------        ------------
                                                                 9.3               14.9               59.4                61.3
Tax provision                                                    3.3                4.9               19.8                21.2
                                                       --------------      -------------        -----------        ------------

Net Earnings                                        $            6.0    $          10.0     $         39.6     $          40.1
                                                       ==============      =============        ===========        ============

Net Earnings Per Share of Common
Stock (Diluted)                                     $           0.20    $          0.34     $         1.33     $          1.49
                                                       ==============      =============        ===========        ============

     Average Common Shares
     Outstanding (000's omitted)                              29,780             29,451             29,653              27,018

                            A. O. SMITH CORPORATION
                                 Balance Sheet
                             (dollars in millions)

                                                          September 30             December 31
                                                              2003                     2002
                                                      ---------------------    ---------------------
ASSETS:

       Cash and cash equivalents                      $               35.4     $               32.8
       Receivables                                                   225.7                    215.5
       Inventories                                                   248.7                    200.4
       Deferred income taxes                                          21.9                     26.7
       Other current assets                                           14.0                     12.9
                                                         ------------------       ------------------

          Total Current Assets                                       545.7                    488.3

       Net property, plant and equipment                             352.2                    362.7
       Goodwill and other intangibles                                309.0                    309.2
       Other assets                                                   67.2                     64.7
                                                         ------------------       ------------------

       Total Assets                                   $            1,274.1     $            1,224.9
                                                         ==================       ==================


LIABILITIES AND STOCKHOLDERS' EQUITY:

       Trade payables                                 $              148.1     $              131.4
       Accrued payroll and benefits                                   35.3                     38.7
       Product warranty                                               19.3                     19.5
       Long-term debt due within one year                              8.6                     11.7
       Other current liabilities                                      45.7                     60.4
                                                         ------------------       ------------------

          Total Current Liabilities                                  257.0                    261.7

       Long-term debt                                                259.8                    239.1
       Other liabilities                                             110.1                    114.7
       Pension liability                                              82.0                     90.8
       Deferred income taxes                                          17.0                      7.5
       Stockholders' equity                                          548.2                    511.1
                                                         ------------------       ------------------

       Total Liabilities and Stockholders' Equity     $            1,274.1     $            1,224.9
                                                         ==================       ==================

                 A. O. SMITH CORPORATION STATEMENT OF CASH FLOWS
                              (dollars in millions)

                                                                                      Nine Months ended
                                                                                         September 30
                                                                             ------------------------------------
                                                                                 2003                   2002
                                                                             --------------        --------------
Operating Activities
Continuing
----------
        Net earnings                                                     $           39.6      $            40.1

        Adjustments to reconcile net earnings
          to net cash provided by operating activities:
           Depreciation & amortization                                               38.7                   37.7
           Net change in current assets and liabilities                             (49.0)                  22.1
           Net change in noncurrent assets and liabilities                           (2.5)                  (0.8)
           Other                                                                     (0.7)                  (0.7)
                                                                             --------------        --------------
Cash Provided by Operating Activities                                                26.1                   98.4
                                                                             --------------        --------------

Investing Activities
        Capital expenditures                                                        (28.1)                 (25.8)
        Acquisitions                                                                 (3.1)                 (11.8)
                                                                             --------------        --------------
Cash Used in Investing Activities                                                   (31.2)                 (37.6)
                                                                             --------------        --------------
Financing Activities
        Debt incurred                                                                50.0                      -
        Debt retired                                                                (32.3)                (174.9)
        Proceeds from common stock offering                                             -                  127.5
        Other stock transactions                                                      2.6                    5.3
        Dividends paid                                                              (12.5)                 (10.2)
                                                                             --------------        --------------
Cash Provided by (Used in) Financing Activities                                       7.8                  (52.3)

Discontinued
------------
Cash Provided by (Used in) Discontinued Operations                                   (0.1)                   3.7
                                                                             --------------        --------------

        Net increase in cash and cash equivalents                                     2.6                   12.2
        Cash and cash equivalents - beginning of period                              32.8                   20.7
                                                                             --------------        --------------
Cash and Cash Equivalents - End of Period                                $           35.4      $            32.9
                                                                             ==============        ==============

                    A. O. SMITH CORPORATION AND SUBSIDIARIES
                               Business Segments
                             (dollars in millions)

                                               Three Months ended                       Nine Months ended
                                                  September 30                             September 30
                                          ------------------------------          -------------------------------
                                             2003              2002                  2003               2002
                                          ------------      ------------          ------------       ------------
Net sales
         Electrical Products            $       201.2     $       197.5         $       641.9      $       612.9
         Water Systems                          155.2             154.9                 520.0              497.7
                                          ------------      ------------          ------------       ------------
                                        $       356.4     $       352.4         $     1,161.9      $     1,110.6
                                          ============      ============          ============       ============

Earnings before interest and taxes
         Electrical Products            $         9.6     $        10.3         $        45.9      $        46.0
         Water Systems                            7.9              13.4                  37.7               43.6
                                          ------------      ------------          ------------       ------------
Business Segment Earnings                        17.5              23.7                  83.6               89.6

Corporate expenses                               (5.1)             (5.6)                (15.2)             (17.2)
Interest expense                                 (3.1)             (3.2)                 (9.0)             (11.1)
                                          ------------      ------------          ------------       ------------

Earnings before income taxes                      9.3              14.9                  59.4               61.3

Provision for income taxes                       (3.3)             (4.9)                (19.8)             (21.2)
                                          ------------      ------------          ------------       ------------
Net earnings                            $         6.0     $        10.0         $        39.6      $        40.1
                                          ============      ============          ============       ============